Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
UNITE ACQUISITION 1 CORP.

Unite Acquisition 1 Corp., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

A. The name of this corporation is Unite Acquisition 1 Corp., to be renamed Adaptin Bio, Inc. Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 2022 under the name Unite Acquisition 1 Corp.

B. This Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of this corporation and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of the stockholders of this corporation having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The text of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows, effective as of 1:25 p.m. Eastern Time on February 11, 2025:

Article I

The name of this corporation is Adaptin Bio, Inc. (the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is 108 W. 13th Street Suite 100 in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is Vcorp Services, LLC.

Article III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV

Section 4.1 The total number of shares of all classes of stock that the Corporation has authority to issue is 60,000,000 shares, consisting of two classes: 50,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

Section 4.2 The Corporation’s Board of Directors (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

Section 4.3 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

Section 4.4 Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).

Article V

Section 5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 5.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Board.

Section 5.3 Directors shall be elected at each annual meeting of stockholders and may be elected at any special meeting of stockholders called for that purpose, to serve until the next annual meeting of stockholders and until their respective successors are elected, unless they shall sooner resign, become disqualified or disabled or be removed from office.  A director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the securities entitled to vote for each director.  Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

Section 5.4 Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Section 5.5 Election of directors need not be by written ballot unless the Bylaws shall so provide.

Article VI

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment or repeal of this Article VI, or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VI, shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such amendment or repeal or adoption of such inconsistent provision.

Article VII

The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if at least two-thirds (2/3) of the Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

Article VIII

Section 8.1 Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 8.2 Special meetings of stockholders of the Corporation may be called only by the Chairperson or Executive Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 8.3 Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

Article IX

Section 9.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, to the fullest extent permitted by law, shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Corporation; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, or any action asserting a claim for aiding and abetting any such breach of fiduciary duty; (c) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or employee of the Corporation arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, this Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (e) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or employee of the Corporation governed by the internal affairs doctrine, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. If any action, suit or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action, suit or proceeding brought in any such court to enforce the provisions of the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. This Section 9.1 shall not apply to actions, suits or proceedings brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Section 9.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”), including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its directors and officers, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying such offering.

Section 9.3 Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

Section 9.4 Failure to enforce the foregoing provisions of this Article IX would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Article X

If any provision of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Restated Certificate of Incorporation (including without limitation, all portions of any section of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

Article XI

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Section 4.2 and Section 4.3 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with this Article XI, Section 4.2 and Section 4.4 of Article IV, or Article V, Article VI, Article VII, Article VIII, Article IX or Article X (the “Specified Provisions”); provided, further, that if at least two-thirds (2/3) of the Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with, the Specified Provisions.

IN WITNESS WHEREOF, Unite Acquisition 1 Corp., has caused this Restated Certificate of Incorporation to be signed by Nathan Pereira, a duly authorized officer of the Corporation, on this 11 day of February, 2025.

/s/ Nathan Pereira
Nathan Pereira
President and Chief Executive Officer

5